Exhibit 99.1

Talkspace Announces Fourth Quarter and Full Year 2023 Results

4Q 2023 Payor revenue grew 138% year-over-year

4Q 2023 Operating expenses of $23.6 million, down 37% year-over-year

4Q 2023 Net loss of $1.3 million; Adjusted EBITDA1 loss of $0.3 million, an improvement of 97% year-over-year

Provides 2024 guidance with revenue $185-$195 million and adjusted EBITDA1 $4-$8 million

Announces Initial Share Repurchase Program of $15M

NEW YORK, New York - February 22, 2024 – Talkspace, Inc. (NASDAQ: TALK), today reported fourth quarter and full year 2023 financial results.

	Three Months		Full Year
Unaudited
Year Ended December 31, 2023	Results	Variance from Prior Year %	Results	Variance from Prior Year %
(In thousands unless otherwise noted)
Number of eligible lives at year end (in millions)	131	42%	131	42%
Number of completed Payor sessions	249.8	95%	850.6	99%
Number of Consumer active members at year end	11.7	(24)%	11.7	(24)%

Total revenue	$42,418	40%	$150,045	25%
Gross profit	$20,971	30%	$74,380	23%
Gross margin %	49.4%		49.6%
Operating expenses	$23,554	(37)%	$97,589	(32)%
Net loss	$(1,306)	93%	$(19,182)	76%
Adjusted EBITDA[1]	$(306)	97%	$(13,529)	77%
Cash and cash equivalents at year end	$123,908	—	$123,908	—

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

Dr. Jon Cohen, CEO of Talkspace, said, “2023 was a pivotal year for Talkspace, demonstrating our commitment to strategic execution. Our achievements and streamlined strategy have significantly fortified our foundation for 2024. We're poised for substantial growth in Payor revenue and continue to lead in covered mental healthcare. The opportunities in Direct to Enterprise (“DTE”) are vast, and with our scalable infrastructure, we are set for profitable expansion.”

Jennifer Fulk, CFO of Talkspace, said, “The strategic measures we've implemented throughout the past year have significantly strengthened our financial foundation and operational efficiency. Our disciplined approach to cost management and investment in scalable capabilities have not only enhanced our operating leverage but also positioned us well for sustained profitable growth.”

Fourth Quarter 2023 Key Performance Metrics

•
Revenue increased 40% over the prior-year period to $42.4 million, driven by a 138% year-over-year increase in Payor revenue and a 3% year-over-year increase in DTE revenue; partially offset by a 26% year-over-year consumer revenue decline.
•
Gross profit increased 30% over the prior-year period to $21.0 million, and gross margin declined to 49.4% from 53.5% year-over-year, driven by a shift in revenue mix towards Payor consistent with our strategic objectives.
•
Operating expenses were $23.6 million, down 37% year-over-year, driven by a reduction across all of our operating cost categories.
•
Net loss was $(1.3) million, an improvement from $(18.3) million net loss in the fourth quarter of 2022, primarily driven by lower operating expenses, and an increase in revenue.

Full Year 2023 Key Performance Metrics

•
Revenue increased 25% over the prior year to $150.0 million, driven by a 123% year-over-year increase in Payor revenue and a 19% year-over-year increase in DTE revenue; partially offset by a 35% year-over-year consumer revenue decline.
•
Gross profit increased 23% over the prior year to $74.4 million, and gross margin declined to 49.6% from 50.5% year-over-year, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $97.6 million, down 32% year-over-year, driven by a reduction across all of our operating cost categories.
•
Net loss was $(19.2) million, an improvement from $(79.7) million net loss in 2022, primarily driven by lower operating expenses, and an increase in revenue.

Financial Guidance

The following guidance is based on current market conditions and expectations and the information available to the Company today:

•
For 2024 Talkspace expects revenue to be in the range of $185 million to $195 million, and adjusted EBITDA to be in the range of $4 million to $8 million.

Share Repurchase Program

The Company’s Board of Directors has approved an initial share repurchase program authorizing the Company to repurchase up to fifteen million dollars ($15,000,000) of its outstanding shares of common stock over the next twenty-four months. The Company may repurchase the shares periodically through various methods in compliance with applicable state and federal securities laws. The timing of purchases, the target number of shares, and the pricing per purchase will be determined by Management at its discretion. Such repurchases will be funded from cash on hand. The repurchase program may be modified, suspended, or discontinued at any time at the Company’s discretion without prior notice.

Conference Call, Presentation Slides, and Webcast Details

The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. More than 130 million Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

Neal Nagarajan

Sloane & Company

(301) 273-5662

nnagarajan@sloanepr.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
(in thousands, except percentages, share and per share data)	Unaudited			Unaudited
Revenue:
Payor revenue	$25,362	$10,665	137.8	$80,823	$36,168	123.5
DTE revenue	8,897	8,615	3.3	33,614	28,241	19.0
Consumer revenue	8,159	10,961	(25.6)	35,608	55,158	(35.4)
Total revenue	42,418	30,241	40.3	150,045	119,567	25.5
Cost of revenues	21,447	14,066	52.5	75,665	59,229	27.7
Gross profit	20,971	16,175	29.7	74,380	60,338	23.3
Operating expenses:
Research and development, net	3,867	4,866	(20.5)	17,571	21,659	(18.9)
Clinical operations, net	1,478	277	433.6	6,159	6,591	(6.6)
Sales and marketing	12,846	14,128	(9.1)	52,544	72,842	(27.9)
General and administrative	5,363	11,801	(54.6)	21,315	36,270	(41.2)
Impairment of goodwill	—	6,134	(100.0)	—	6,134	(100.0)
Total operating expenses	23,554	37,206	(36.7)	97,589	143,496	(32.0)
Operating loss	(2,583)	(21,031)	87.7	(23,209)	(83,158)	72.1
Financial (income), net	(1,330)	(2,851)	(53.3)	(4,245)	(3,740)	13.5
Loss before taxes on income	(1,253)	(18,180)	93.1	(18,964)	(79,418)	76.1
Taxes on income	53	127	(58.3)	218	254	(14.2)
Net loss	$(1,306)	$(18,307)	92.9	$(19,182)	$(79,672)	75.9
Net loss per share:
Basic and Diluted	$(0.01)	$(0.11)	90.9	$(0.12)	$(0.51)	76.5
Weighted average number of common shares:
Basic and Diluted	167,485,398	159,343,311		165,039,920	156,885,256

Talkspace, Inc.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,908	$138,545
Accounts receivable	10,174	9,640
Other current assets	5,718	4,372
Total current assets	139,800	152,557
Property and equipment, net	314	677
Intangible assets, net	1,786	2,529
Other assets	321	491
Total assets	$142,221	$156,254
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,111	$6,461
Deferred revenues	3,069	4,355
Accrued expenses and other current liabilities	12,468	16,502
Total current liabilities	21,648	27,318
Warrant liabilities	1,842	939
Other liabilities	85	461
Total liabilities	23,575	28,718
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	389,014	378,722
Accumulated deficit	(270,384)	(251,202)
Total stockholders’ equity	118,646	127,536
Total liabilities and stockholders’ equity	$142,221	$156,254

Talkspace, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
(in thousands)	Unaudited
Cash flows from operating activities:
Net loss	$(19,182)	$(79,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,196	1,357
Stock-based compensation	8,395	12,116
Remeasurement of warrant liabilities	903	(3,131)
Impairment of goodwill	—	6,134
Increase in accounts receivable	(534)	(4,126)
(Increase) decrease in other current assets	(1,346)	5,080
Decrease in accounts payable	(350)	(968)
Decrease in deferred revenues	(1,286)	(2,831)
(Decrease) increase in accrued expenses and other current liabilities	(4,034)	4,862
Other	(155)	102
Net cash used in operating activities	(16,393)	(61,077)
Cash flows from investing activities:
Purchase of property and equipment	(151)	(350)
Proceeds from sale of property and equipment	10	33
Net cash used in investing activities	(141)	(317)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,707	3,181
Payments for employee taxes withheld related to vested stock-based awards	(810)	(853)
Payments for reverse capitalization, net of transaction costs	—	(645)
Net cash provided by financing activities	1,897	1,683
Net decrease in cash and cash equivalents	(14,637)	(59,711)
Cash and cash equivalents at the beginning of the year	138,545	198,256
Cash and cash equivalents at the end of the year	$123,908	$138,545

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to loss before income taxes, net loss, loss per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, (iv) stock-based compensation expense, (v) impairment of goodwill, and (vi) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(in thousands)	Unaudited		Unaudited
Net loss	$(1,306)	$(18,307)	$(19,182)	$(79,672)
Add:
Depreciation and amortization	283	351	1,285	1,357
Financial (income), net (1)	(1,330)	(2,851)	(4,245)	(3,740)
Taxes on income	53	127	218	254
Stock-based compensation	1,994	2,730	8,395	12,116
Impairment of goodwill	—	6,134	—	6,134
Non-recurring expenses (2)	—	2,947	—	4,880
Adjusted EBITDA	$(306)	$(8,869)	$(13,529)	$(58,671)

(1) For the three months ended December 31, 2023, financial (income), net, primarily consisted of $1.6 million of interest income from our money market accounts partially offset by $0.3 million in losses resulting from the remeasurement of warrant liabilities. For the year ended December 31, 2023, financial (income), net, primarily consisted of $5.3 million of interest income from our money market accounts partially offset by $0.9 million in losses resulting from the remeasurement of warrant liabilities. For the three months ended December 31, 2022, financial (income), net, primarily consisted of $2.7 million in gains resulting from the remeasurement of warrant liabilities. For the year ended December 31, 2022, financial (income), net, primarily consisted of $3.1 million in gains resulting from the remeasurement of warrant liabilities.

(2) For the three months ended December 31, 2022, non-recurring expenses primarily consisted of a $5.5 million accrual for estimated litigation expenses, partially offset by one-time savings related to marketing expenses. For the year ended December 31, 2022, non-recurring expenses primarily consisted of a $5.5 million accrual for estimated litigation expenses.